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                                                                     EXHIBIT 4.1


                                                   RESTATED IN ELECTRONIC FORMAT
                                                   FOR SEC PURPOSES ONLY


                          AMENDED AND RESTATED CHARTER
                                       OF
                         PERFORMANCE FOOD GROUP COMPANY

        The undersigned corporation under the Tennessee Business Corporation Act, adopts the following restated charter:

        1. The name of the corporation is Performance Food Group Company.

        2. The corporation is for profit.

        3. The street address of the corporation's principal office is:

                              25 Century Boulevard, Suite 509
                              Nashville, Tennessee 37214
                              County of Davidson

        4. (a) The name of the corporation's registered agent is Roger L. Boeve.

           (b) The street address of the corporation's registered office in Tennessee is:

                              25 Century Boulevard, Suite 509
                              Nashville, Tennessee 37214
                              County of Davidson

        5. The Corporation is authorized to issue two classes of stock in the following number of shares: (i) 50,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and (ii) 5,000,000 shares of $.01 par value preferred stock (the "Preferred Stock").

        The preferences, limitations and relative rights of the above two classes of stock shall be as follows:

        A.     Preferred Stock.

               (1) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Preferred Stock.



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               (2)     Authority is hereby expressly granted to the Board of
        Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and preferences, limitations and relative rights of the shares of such series, including the following:

                       (a) The distinctive designation and number of shares
               comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                       (b) The voting rights, if any, which shares of that
               series shall have, which may be special, conditional, limited or otherwise;

                       (c) The rate of dividends, if any, on the shares of that
               series, whether dividends shall be no-cumulative, cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property rights, or in shares of the corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or over the Common Stock;

                       (d) Whether the shares of that series shall be redeemable
               and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the corporation, the shareholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property rights, including securities of any other corporation;

                       (e) Whether that series shall have a sinking fund for the
               redemption or purchase of shares of that series and, if so, the terms of and amount payable into such sinking fund;

                       (f) The rights to which the holders of the shares shall
               be entitled in the event of voluntary or involuntary dissolution of liquidation of the corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or over the Common Stock in any such event;

                       (g) Whether the shares of that series shall be
               convertible into or exchangeable for cash, shares of stock, of any other class or any other series,


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               indebtedness, or other property or rights, including securities of another corporation, and if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the corporation, the shareholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination or shares of similar event;

                       (h) Whether the issuance of any additional shares of such
               series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

                       (i) Any other preferences, privileges and powers and
               relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article 5 and to the full extent not or hereafter permitted by the laws of the State of Tennessee.

        Before issuing any shares of a series of Preferred Stock, the corporation shall deliver to the Secretary of State for filing Articles of Amendment, which shall be effective without shareholder action, that set forth
(a) the name of the corporation, (b) the text of the amendment determining the terms of the series, (c) the date it was adopted and (d) a statement that the amendment was duly adopted by the Board of Directors.

        A.1. Series A Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Paragraph 5.A. of the Restated Charter, the Board of Directors does hereby create, authorize and provide for the issuance of Series A Junior Preferred Stock out of the class of 5,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

        (1)    Series A Preferred Stock.

                       (a) Designation and Amount. There shall be a series of
               Preferred Stock to be known and designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting such series shall be 1,000,000.

                       (b) Dividends. Subject to the prior and superior rights
               of the holders of any shares of any other series of Preferred Stock or any other shares of Preferred



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               Stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, such dividends as may be declared from time to time by the Board of Directors in its discretion, in the same kind and in an amount per Unit equal to the aggregate per share amount of all dividends (whether payable in cash or stock or other securities or property) declared, if any, on shares of Common Stock of the Corporation. In the event the Corporation shall at any time after the date of issuance of the Series A Preferred Stock (i) increase by way of a stock split or similar transaction the number of outstanding shares of Common Stock (except by way of a stock dividend received by holders of Units and shares of Common Stock in accordance with this Section 1(b)),
               (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount per Unit of any dividend payable in accordance with the preceding sentence of this Section 1(b) shall be adjusted proportionately so that the holders of each Unit shall receive an amount per Unit equal to the amount that would be received per share of Common Stock outstanding prior to such stock split or similar transaction, subdivision or combination of the shares (as if such stock split or similar transaction, subdivision or combination had not occurred).

                       (c) Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights.

                              (i) Each Unit of Series A Preferred Stock shall
                       entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the date of issuance of the Series A Preferred Stock (i) increase by way of a stock split or similar transaction the number of outstanding shares of Common Stock (except by way a stock dividend received by holders of Units and shares of Common Stock in accordance with
                       Section 1(b) above), (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                              (ii) Except as otherwise provided herein or
                       required by law, the holders of Units of Series A Preferred Stock and the holders of shares of


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                       Common Stock shall vote together as one class on all
                       matters submitted to a vote of shareholders of the Corporation.

                              (iii) Except as set forth herein or required by
                       law, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein or as otherwise required by law) for the taking of any corporate action.

                       (d) Reacquired Shares. Any Units of Series A Preferred
               Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                       (e) Liquidation, Dissolution or Winding Up. In the event
               of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation and after payment or provision for payment of the debts and other liabilities of the Corporation, including the prior claims of the holders of any other series of Preferred Stock, the holders of each Unit of Series A Preferred Stock shall be entitled to share in any assets remaining, ratably with the holders of each share of Common Stock. In the event the Corporation shall at any time after the date of issuance of the Series A Preferred Stock (i) increase by way of a stock split or similar transaction the number of outstanding shares of Common Stock (except by way of a stock dividend received by holders of Units and shares of Common Stock in accordance with Section 1(b)), (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount per Unit of any distribution in accordance with this Section 1(e) shall be adjusted proportionately so that the holders of each Unit shall receive an amount per Unit equal to the amount that would be received per share of Common Stock outstanding prior to such stock split or similar transaction, subdivision or combination of the shares (as if such stock split or similar transactions, subdivision or combination had not occurred).

                       (f) Share Exchange, Merger, Etc. In case the Corporation
               shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in



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               kind), as the case may be, into which or for which each share of
               Common Stock is converted or exchanged. In the event the Corporation shall at any time after the date of issuance of the Series A Preferred Stock (i) increase by way of a stock split or similar transaction the number of outstanding shares of Common Stock (except by way of a stock dividend received by holders of Units and shares of Common Stock in accordance with Section 1(b)), (ii) subdivide the outstanding shares of Common Stock or
               (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted proportionately so that the holders of each Unit shall receive an amount per Unit equal to the amount that would be received per share of Common Stock outstanding prior to such stock split or similar transaction, subdivision or combination of the shares (as if such stock split or similar transactions, subdivision or combination had not occurred).

                       (g) Redemption. The Units of Series A Preferred Stock
               shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series A Preferred Stock in any other manner permitted by law and the Amended and Restated Charter or by-laws of the Corporation.

                       (h) Conversion. The Series A Preferred Stock is not
               convertible into shares of any other class or series of stock of the Corporation.

                       (i) Ranking. The Units of Series A Preferred Stock shall
               rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                       (j) Amendment. The Amended and Restated Charter,
               including without limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

                       (k) Fractional Shares. The Series A Preferred Stock may
               be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.



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        B. Common Stock.

        Each share shall be entitled to one vote. No holder of any Common Stock of the corporation, now or hereafter authorized, shall have any right, as such holder, to purchase, subscribe for or otherwise acquire any shares of stock of the corporation, or any securities or obligations convertible into, or exchangeable for, or any right, warrant or option to purchase, any shares of any class which the corporation may at any time hereafter issue or sell, whether now or hereafter authorized, but any and all such stock, securities, obligations, rights, warrants or options may be issued and disposed of by the Board of Directors to such persons, firms or corporations, and for such lawful consideration and on such terms as the Board of Directors in its discretion may, from time to time, determine, without first offering the same to the shareholders of the corporation.

        6. The shareholders of the corporation shall not have preemptive rights.

        7. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number for a three-year term, except at the July 1993 special meeting of shareholders, Class I directors shall be elected for a one-year term; Class II directors shall be elected for a two-year term; and Class III directors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        Any director may be removed from office but only for cause by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such directors so elected shall not be divided into class pursuant to this Article 7 unless expressly provided by such terms. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining preferred directors may fill the vacancy for the unexpired term.

        Notwithstanding any other provisions of this Charter, the affirmative vote of holders of two-third of the voting power of the shares entitled to vote at an election of directors shall be required to amend alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of, this
Article 7.



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        8. To the fullest extent permitted by the Tennessee Business Corporation
Act as in effect on the date hereof and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Article 8 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.


Dated:__________________                 PERFORMANCE FOOD GROUP COMPANY

                                         By:____________________________________
                                                 Title:_________________________





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